SILVERADO GOLD MINES LTD.
1820-1111 West Georgia Street
Vancouver, BC V6E 4M3
Toll Free: 1-800-665-4646
Telephone: 604-689-1535
Facsimile: 604-682-3519
Website: www.silverado.com

NEWS RELEASE

SILVERADO CLARIFIES DISCLOSURE

July 16, 2008
Vancouver, British Columbia

Silverado Gold Mines Ltd. (the "Company") SLGLF OTCBB, SLGL Frankfurt, announces that, as a result of a review by the British Columbia Securities Commission (the "BCSC"), the Company is issuing this news release to clarify and update certain of its previous disclosures.

The Company wishes to retract certain statements contained in previously issued news releases or posted on its website at www.silverado.com. In those instances where the Company has retracted statements contained in its previous disclosures, the Company advises readers not to rely on such statements as they may continue to be found in the public domain.

The Company retracts the statements contained in its previously issued news release dated May 5, 2008 and all other references posted on its website disclosing a gross in situ value and an inferred resource estimate for stibnite mineralization on the Workman's Bench Gold-Antimony Deposit on the Company's Nolan Creek property. Disclosure of gross in situ value does not consider factors such as costs and, as a result, overstates the potential value of the deposit. Further, as this estimate was prepared by the Company, it did not comply with the technical information disclosure requirements of National Instrument 43-101 –Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators ("NI 43-101") in that it was not based upon information prepared by or under the supervision of a qualified person. NI 43-101 prohibits the disclosure of results of an economic analysis based on inferred mineral resources. Further, the disclosed stibnite resource estimate did not comply with the mineral resource disclosure requirements of NI 43-101 and the Company did not file a NI 43-101 Technical Report in respect of the mineral resource estimate. Accordingly, readers are cautioned not to rely on the gross in situ value estimate and the mineral resource estimate.

The Company retracts all statements contained in its previously issued news releases dated April 16 and 29, 2008 and May 5 and 15, 2008 referring to a report prepared by Leonard Melman (the "Melman Report"), including, but not limited to, all references to projected annual earnings, earnings per share, potential share price and mineral reserves. The Melman Report does not comply with the technical information disclosure requirements of NI 43-101 and also disclosed an economic analysis based on inferred mineral resources, which is prohibited by NI 43-101. Mr. Melman is not a qualified person within the meaning of NI 43-101, and readers are cautioned not to rely on the Melman Report or statements referring to it. Although the Company previously disclosed the Melman Report and portions of its contents, the Company did not commission or compile the Melman Report and does not endorse the Melman Report or its contents. The Company has taken corrective action by removing the Melman Report from its website.

The Company retracts the statements contained in its previously issued news release dated February 20, 2008 or posted on its website, which disclosed that the Bundtzen Report dated February 8, 2008 was NI 43-101 compliant. The Bundtzen Report, which was also referred to in the Melman Report, does not comply with the technical information disclosure requirements of NI 43-101, and readers are cautioned not to rely on the Bundtzen Report or statements referring to it. The Company has taken corrective action by removing the Bundzten Report from its website.

The Company retracts the statements contained in its previously issued news release dated November 7, 2007 referring to a third party share price projection for the Company's shares. Although the Company previously disclosed such potential share price projection, readers are cautioned not to rely on such disclosure.

The Company retracts the statements contained in its investor relations fact sheet dated July 12, 2007 and all other references posted on its website, which disclosed a mineral resource estimate of gold for the Company's Alaskan properties. The disclosed estimate did not comply with the technical mineral resource disclosure requirements of NI 43-101 and the Company did not file a NI 43-101 Technical Report in respect of the mineral resource estimate. Accordingly, readers are cautioned not to rely on this estimate. The Company refers readers to its latest NI 43-101 Technical Report on its Alaskan properties dated February 29, 2004 prepared by J.W. Murton and Assoc., which is available on SEDAR at www.sedar.com.

The Company has engaged Thomas K. Bundtzen, President of Pacific Rim Geological Consulting, Inc., to prepare two separate NI 43-101 Technical Reports on the gold and antimony mineral resources of its the Nolan Creek and Ester Dome Alaskan properties, which the Company expects to be filed on SEDAR in the third quarter of 2008.

LOW-RANK COAL WATER FUEL PROJECT

Status of the Memorandum of Understanding

There have been no developments in connection with the Memorandum of Understanding (the “MOU”) dated December 18, 2006 among Silverado Green Fuel Inc., the State of Mississippi as represented by the Mississippi Development Authority, Choctaw Country Board of Supervisors, and the Choctaw Country Economic Development District. Although the MOU has not been terminated by the parties, no steps have been taken to proceed with building the low-rank coal water fuel demonstration facility contemplated thereunder as the Company is no longer pursuing the construction of a demonstration facility in Mississippi. The Company and parties to the MOU are in discussions regarding the extension of the MOU to contemplate the construction of a commercial facility, provided that the Company determines, upon completion of a successful independent financial analysis, that the construction of such facility is commercially viable. As discussed below, there is no assurance that a full independent financial analysis will be completed.

Current Developments

The Company has developed internal preliminary commercial models based on various assumptions and estimates for the construction of commercial production facilities and the cost of producing low-rank coal water fuel using locally-mined coal purchased from third parties. The preliminary results of the commercial models vary significantly depending upon, among other things, coal quality, coal price and location of the proposed commercial facility. The escalating cost of steel, equipment, machinery, labour and other consumables are also factors that will impact the actual cost of producing low-rank coal water fuel if the Company proceeds with the construction of a commercial facility.

The Company has in the past disclosed non-independent estimated production costs per barrel of oil equivalent low-rank coal water fuel, which were based on a number of assumptions and estimates that may not reflect current or actual values. From a market demand perspective, a barrel of oil equivalent low-rank coal water fuel does not yield a price equal to a barrel of crude oil. In addition, there is no current identifiable market for the Company's proposed low-rank coal water fuel and there is no assurance that a market will develop. The estimated production costs of low-rank coal water fuel are therefore speculative and based on commercial models that are conceptual in nature, not equivalent to a full independent financial analysis and not based on a detailed plant design. As a result, readers are cautioned not to rely on the Company's past disclosure of estimated production costs of low-rank coal water fuel.

Future Plans

Whether the Company proceeds with the construction of a commercial production facility is dependent on the completion of a successful financial analysis with respect to a particular location and utilizing a particular type of coal as an input. With respect to Mississippi lignite coal, the Company anticipates spending approximately US$300,000 during the current fiscal year on bench-scale testing. Bench-scale testing will, among other things, provide the Company with data that may result in the Company deciding to proceed with an independent financial analysis for building a production facility in Mississippi. There is no assurance that a full independent financial analysis will be completed.

Upon the successful completion of an independent financial analysis, the Company may determine that construction of a commercial production facility would be economically viable. However, proceeding with the construction of such a facility will be dependent on several factors including (i) determining the size and location of the facility, (ii) acquiring land and transportation infrastructure, (iii) obtaining necessary permitting, (iv) obtaining a long term supply agreement for coal, and (v) obtaining sufficient financing. The Company's business venture into low-rank coal water fuel is at a very early stage and is subject to a high degree of risks. There is no assurance that the Company will succeed in obtaining government or private funding for this project or that a commercial facility based on a particular financial analysis will be constructed if at all. The Company may seek other shareholder enhancing initiatives including joint ventures, divestiture and licencing/royalty arrangements.

AMENDMENT TO EXERCISE PRICE OF WARRANTS

In May 2007, the Company reduced the exercise price of 17,744,360 of its common share purchase warrants from US$0.07 to US$0.05 per common share, and 16,666,668 of its common share purchase warrants from US$0.16 to US$0.05 per common share, and such warrants have been exercised. In November 2007, the Company reduced the exercise price of 16,513,024 of its common share purchase warrants from US$0.12 to US$0.035 per common share, and such warrants have been exercised. In December 2007, the Company reduced the exercise price of 990,001 of its common share purchase warrants from US$0.12 to US$0.035 per common share, 495,001 of its common share purchase warrants from US$0.06 to US$0.035 per common share, and 4,166,667 of its common share purchase warrants from US$0.10 to US$0.035 per common share, of which a total of 5,651,230 warrants were subsequently exercised and 439 warrants expired.

The amendments to the exercise price of the share purchase warrants were initiated by the Company in response to the Company's adverse financial condition. The Company's liquidity and cash flow concerns raised substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern was dependent on the Company's ability to raise additional capital. As a result, in order to provide an incentive to certain existing warrant holders to exercise their warrants immediately, the Company reduced the exercise price of certain of its outstanding common share purchase warrants to below the market price at such time. Based on the Company's adverse financial condition and its limited sources of capital raising at the time, the Company determined, on each occasion, that it was in the best interests of the Company to reduce the exercise price of the warrants. The Company's operations have been historically funded primarily from sales of its shares.

CEASE TRADE ORDER

The Company is working in cooperation with the BCSC to file the required documents and to seek revocation of the Cease Trade Order issued on May 13, 2008 in the Province of British Columbia.

About the Company

The Company is an exploration stage company focused on the exploration of gold properties, with some past production, and the development of new environmentally friendly low-rank coal water fuel technology. The Company has gold properties located throughout Alaska, which include a 100% interest in numerous mining claims located on the Nolan Creek property. The Company is developing low-rank coal water fuel that would be produced from low-rank coal and processed into an environmentally friendly oil substitute. Silverado Green Fuel Inc. is a wholly owned subsidiary of its publicly traded parent, Silverado Gold Mines Ltd. For more information about Silverado Green Fuel Inc., please visit http://www.silveradogreenfuel.com/ and the public parent corporation at http://www.silverado.com/.

Forward-Looking Statements

This news release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this news release that are forward-looking statements are based on the current expectations, beliefs, assumptions, estimates and forecasts about the Company's business and the industry and markets in which it operates. Such forward-looking statements involve risks and uncertainties regarding the market price of gold, availability of funds, government regulations, common share prices, operating costs, capital costs, outcomes of test mining activities and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration activities, including test mining activities, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", or "continue", and the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks detailed in the Company's filings with the Canadian Securities Authorities and the US SEC. These factors may cause the Company's actual results to differ materially from any forward-looking statement. Except as required by applicable securities laws, the Company disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.